SECOND AMENDING AGREEMENT to the Credit Agreement dated as of December 20, 2001, as amended by a First Amending Agreement dated as of December 20, 2002, entered into in the City of Montreal, Province of Quebec, as of March 14, 2003,

AMONG: INTERTAPE POLYMER INC., INTERTAPE POLYMER CORP. and each of the other joint and several Facility A Borrowers (hereinafter collectively called the "Facility A Borrowers")

           PARTIES OF THE FIRST PART

AND:       IPG HOLDINGS LP (hereinafter called the "Facility B/C Borrower")

           PARTY OF THE SECOND PART

AND: INTERTAPE POLYMER GROUP INC., IPG FINANCE LLC and IPG HOLDING COMPANY OF NOVA SCOTIA (as Guarantors)

           PARTIES OF THE THIRD PART


AND:       THE LENDERS, AS DEFINED IN THE CREDIT AGREEMENT (the "Lenders")

           PARTIES OF THE FOURTH PART

AND:       THE TORONTO-DOMINION BANK, AS CANADIAN ADMINISTRATION AGENT FOR
           THE LENDERS

           PARTY OF THE FIFTH PART

AND:       TORONTO DOMINION (TEXAS), INC., AS US ADMINISTRATION AGENT FOR THE
           LENDERS

           PARTY OF THE SIXTH PART


     WHEREAS the parties hereto are parties to a Credit Agreement dated as of December 20, 2001, as amended by a First Amending Agreement (the "First Amending Agreement") dated December 20, 2002 (the "Credit Agreement");

     WHEREAS the portion of the First Amending Agreement relating to the desig-nation of IPG Financial Services Inc. as a Facility A Borrower has not yet come into effect;

     WHEREAS the Borrowers have requested certain changes to the manner in which some of the financial covenants set forth in the Credit Agreement are calculated;

     WHEREAS, pursuant to the provisions of section 10.5(d) of the Inter-Creditor Agreement, each of the Lenders and each of the holders of Notes shall approve such a change to the said financial covenants; and

     WHEREAS each of the Lenders has agreed with the Borrowers to the amendments contemplated hereby and, as such, has complied with the provisions of the Credit Agreement and the Inter-Creditor Agreement, as evidenced by their signature on this Agreement;

NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

I.   INTERPRETATION

     All of the words and expressions which are capitalized herein shall have the meanings ascribed to them in the Credit Agreement unless otherwise indicated herein.

II.  AMENDMENT

     The definition of "Consolidated Net Worth" contained in subsection 1.1.39 of the Credit Agreement is hereby amended and replaced by the following:

     "Consolidated Net Worth" means, as of the date of any determination thereof, the Consolidated total shareholders' equity of the Restricted Group as of such date, determined on a Consolidated basis, but in any event excluding any amount of such shareholders' equity allocable or attributable to (i) Minority Interests, and (ii) all Investments
     (other than Permitted Investments) by any member of the Restricted Group. For the purposes of the calculation of the ratios under subsections
     13.11.1 and 13.11.3 only and provided that such impairment charges do not exceed US$75,000,000, any non-cash goodwill impairment charges taken in the last fiscal quarter of 2002 as determined in accordance with the accounting rules under FASB 142 and CICA 3062 and CICA 1581 and in accordance with GAAP shall be added back to the Consolidated total shareholders' equity of the Restricted Group as of such date to the extent that the impairment charges have been deducted therefrom;".

III. CONDITIONS AND  EFFECTIVE DATE

Save as set provided below, this Second Amending Agreement shall become effective as of March 14, 2003 (the "Effective Date"), provided that each of the following conditions has been satisfied:

1. The Borrowers shall pay all fees and costs, including legal fees associated with this Agreement, incurred by the Agent as contemplated by the provisions of Section 13.15 of the Credit Agreement. The Borrowers shall also pay to each Lender a fee equal to the product of its Commitment multiplied by the greater of (i) 10 basis points or (ii) the fee in basis points payable to the holders of the Notes under the amending agreements described in section III(2) hereof;

2. The Lenders shall be satisfied that the holders of the Notes have consented hereto in writing and made an amendment to the financial covenants set forth in sections 5.6 and 5.8(a) of the Note Agreements, the whole in form and in substance satisfactory to the Agent and the Lenders' counsel; and

3. No Default shall have occurred and be continuing and no Event of Default shall have occurred which has not been waived.

IV.  MISCELLANEOUS

1. All of the provisions of the Credit Agreement which are not amended hereby shall remain in full force and effect.

2. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York.

3. Each member of the Restricted Group acknowledges having taken cognizance of the provisions of the foregoing Second Amending Agreement and agrees that the Guarantees and Security executed by it (A) remain enforceable against it in accordance with their terms, and (B) continue to guarantee or secure, as applicable, all of the obligations of the Persons specified in such Guarantees and Security Documents in connection with the Credit Agreement, as amended by this Second Amending Agreement.

4. The Lenders hereby approve the amendments to the Note Agreements annexed hereto as Annex "A".

5. The parties acknowledge that they have required that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto be drawn up in English. Les parties reconnaissent avoir exige la redaction en anglais de la presente convention ainsi que de tous documents executes, avis donnes et procedures judiciaires intentes, directement ou indirectement, relativement ou a la suite de la presente convention.


IN WITNESS WHEREOF THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT ON THE DATE AND AT THE PLACE FIRST HEREINABOVE MENTIONED.


INTERTAPE POLYMER INC.                    INTERTAPE POLYMER CORP.

Per: /s/Andrew M. Archibald               Per: /s/Gregory S. Yull
Andrew M. Archibald, CFO                  Gregory S. Yull, President
Address: 110E Montee de Liesse            Address: 3647 Cortez Road West
St. Laurent, Quebec                       Bradenton, FL 34210
H4T 1N4                                   Attention: President
Attention: Chief Financial Officer        Telephone: (941) 727-5788
Telephone: (514) 731-7591                 Fax: (941) 727-5293
Fax: (514) 731-5477

IPG (US) HOLDINGS INC.                    IPG (US) INC.

Per:  /s/ H. Dale McSween                 Per:  /s/Jim Bob Carpenter
H. Dale McSween, President                Jim Bob Carpenter, President
Address: 3647 Cortez Road West            Address: 3647 Cortez Road West
Bradenton, FL 34210                       Bradenton, FL 34210
Attention: President                      Attention: President
Telephone: (941) 727-5788                 Telephone: (941) 727-5788
Fax: (941) 727-5293                       Fax: (941) 727-5293

IPG ADMINISTRATIVE SERVICES INC.          CENTRAL PRODUCTS COMPANY


Per:  /s/ H. Dale McSween                 Per:  /s/H. Dale McSween
H. Dale McSween, President                H. Dale McSween, President
Address: 3647 Cortez Road West            Address: 3647 Cortez Road West
Bradenton, FL 34210                       Bradenton, FL 34210
Attention: President                      Attention: President
Telephone: (941) 727-5788                 Telephone: (941) 727-5788
Fax: (941) 727-5293                       Fax: (941) 727-5293

INTERTAPE INC.                            INTERTAPE POLYMER MANAGEMENT CORP.


Per:  /s/Gregory A. Yull                  Per:  /s/Burgess H. Hildreth
Gregory A. Yull, President                Burgess H. Hildreth, President
Address: 3647 Cortez Road West            Address: 3647 Cortez Road West
Bradenton, FL 34210                       Bradenton, FL 34210
Attention: President                      Attention: President
Telephone: (941) 727-5788                 Telephone: (941) 727-5788
Fax: (941) 727-5293                       Fax: (941) 727-5293


POLYMER INTERNATIONAL CORP.               INTERNATIONAL CONTTAINER SYSTEMS,
                                          INC.


Per:  /s/Burgess H. Hildreth              Per:  /s/Burgess H. Hildreth
Burgess H. Hildreth, President            Burgess H. Hildreth, President
Address: 3647 Cortez Road West            Address: 3647 Cortez Road West
Bradenton, FL 34210                       Bradenton, FL 34210
Attention: President                      Attention: President
Telephone: (941) 727-5788                 Telephone: (941) 727-5788
Fax: (941) 727-5293                       Fax: (941) 727-5293


UTC ACQUISITION CORP.                     INTERTAPE INTERNATIONAL CORP.


Per:  /s/Burgess H. Hildreth              Per:  /s/Burgess H. Hildreth
Burgess H. Hildreth, President            Burgess H. Hildreth, President
Address: 3647 Cortez Road West            Address: 3647 Cortez Road West
Bradenton, FL 34210                       Bradenton, FL 34210
Attention: President                      Attention: President
Telephone: (941) 727-5788                 Telephone: (941) 727-5788
Fax: (941) 727-5293                       Fax: (941) 727-5293

COIF HOLDING INC.                         FIBC HOLDING INC.


Per:  /s/Burgess H. Hildreth              Per:  /s/Jim Bob Carpenter
Burgess H. Hildreth, Secretary            Jim Bob Carpenter, President
Address: 3647 Cortez Road West            Address: 3647 Cortez Road West
Bradenton, FL 34210                       Bradenton, FL 34210
Attention: President                      Attention: President
Telephone: (941) 727-5788                 Telephone: (941) 727-5788
Fax: (941) 727-5293                       Fax: (941) 727-5293


CAJUN BAG & SUPPLY CORP.                  INTERPACK MACHINERY INC.


Per:  /s/Jim Bob Carpenter                Per:  /s/H. Dale McSween
Jim Bob Carpenter, President              H. Dale McSween, President
Address: 3647 Cortez Road West            Address: 110E Montee de Liesse
Bradenton, FL 34210                       St. Laurent, Quebec H4T 1N4
Attention: President                      Attention: President
Telephone: (941) 727-5788                 Telephone: (514) 731-7591
Fax: (941) 727-5293                       Fax: (514) 731-5477


SPUNTECH FABRICS INC.                     IPG HOLDING COMPANY OF NOVA SCOTIA


Per:  /s/Piero Greco                      Per:  /s/Andrew M. Archibald
Piero Greco, Vice President               Andrew M. Archibald, Vice President
Address: 110E Montee de Liesse            Finance
St. Laurent, Quebec H4T 1N4               Address:  110E Montee de Liesse
Attention: President                      St. Lurent, Quebec H4T 1N4
Telephone: (514) 731-7591                 Attention:  President
Fax: (514) 731-5477                       Telephone:  (514) 731-7591
                                          Fax: (514) 731-5477

IPG HOLDINGS LP, represented by its       INTERTAPE POLYMER GROUP INC.


Per:  /s/Andrew M. Archibald              Per:  /s/Andrew M. Archibald
Andrew M. Archibald, CFO                  Andrew M. Archibald, CFO, Vice
Address: 110E Montee de Liesse            President Administration & Secretary
St. Laurent, Quebec H4T 1N4               Address:  110E Montee de Liesse
Attention: General Partner                St. Lurent, Quebec H4T 1N4
Telephone: (514) 731-7591                 Attention:  Chief Financial Officer
Fax: (514) 731-5477                       Telephone:  (514) 731-7591
                                          Fax: (514) 731-5477


IPG FINANCE LLC                           IPG FINANCIAL SERVICES INC.


Per:  /s/Andrew M. Archibald              Per:  /s/Andrew M. Archibald
Andrew M. Archibald, President            Andrew M. Archibald, President
Address: 1403 Foulk Road, Foulkstone      Address: 3647 Cortez Road West
Plaza                                     Bradenton, FL 34210
Wilmington, DE 19899                      Attention: President
Attention: President                      Telephone: (941) 727-5788
Telephone:  (302) 478-1160                Fax: (941) 727-5293


IPG TECHNOLOGIES INC.


Per:  /s/Andrew M. Archibald
Andrew M. Archibald, Secretary
Address:  2000 South Beltline Blvd.
Columbia, SC 29201
Attention:  President
Telephone: (803) 799-8800
Fax: (803) 988-7919




THE TORONTO-DOMINION BANK, as             THE TORONTO-DOMINION BANK, as Lender
Canadian Agent

Per: /s/Nigel Sharpley                    Per: /s/J-F Godin
Nigel Sharpley, VP Loan Syndications,     J-F Godin, VP Corporate Credit and
Agency                                    Investment Banking
Address: 66 Wellington Street West        Per:/s/Yves Bergeron
38th Floor                                Managing Director, Corporate Credit
Toronto, Ontario M5K 1A2                  and Investment Banking
Attention: VP Loan, Syndications, Agency  Address: 500 St. Jacques Street West
Telephone: (416) 983-5030                 9th Floor
Fax: (416) 982-5535                       Montreal, Quebec H2Y 1S1
                                          Attention: Jean-Francois
                                          Telephone: (514) 289-0102
                                          Fax: (416) 289-0788

THE TORONTO-DOMINION BANK,                TORONTO DOMINION (TEXAS), INC., as US
NTERNATIONAL BANKING FACILITY, New        Agent
York Branch, as Lender

Per:/s/Diane Bailey                       Per:/s/Diane Bailey
Diane Bailey, Manager Syndications        Diane Bailey, Manager Syndications
and Credit Administration                 and Credit Administration
Address: 31 West 52nd Street              Address: 909 Fannin, Suite 1700
New York, New York, 10019-6101            Houston, Texas, 77010
Attention: Lynn Chasin                    Attention: Lynn Chasin
Telephone: (713) 427-8531                 Telephone: (713) 427-8531
Fax: (713) 951-9921                       Fax: (713) 951-9921

COMERICA BANK, a Michigan Banking         NATIONAL BANK OF CANADA, as Lender
Corporation as Lender

Per:/s/Darlene Persons                    Per:/s/Darlene Persons
Darlene Persons, First Vice President     Darlene Persons, First Vice President
Address: 500 Woodward Avenue, 	          Address:1155 Metcalfe Street
Suite 23rd Floor                          5th Floor
Detroit, Michigan, 48226                  Montreal, Quebec, H3B 4S9
Attention: Darlene P. Persons             Attention: Linda Gross
Telephone:313-222-9125                    Telephone: (514) 394-8049
Fax:313-222-3377                          Fax: (514) 394-6073

NATIONAL BANK OF CANADA, NEW YORK         COMERICA BANK CANADA BRANCH,
BRANCH, as Lender                         as Lender

Per:/s/Yvon LaPlante                      Per:/s/Rob Rosen
Vice President and Manager                Address: Suite 2210, South Tower
    /s/Jeffrey Forgach                    Royal Bank Plaza
Assistant Vice President                  200 Bay Street, P.O. Box 61
Address: 125 West 55th Street,            Toronto, Ontario, M5J 2J2
23rd Floor                                Attention: Rob Rosen
New York, New York, 10019                 Telephone: (416) 367-3113 #232
Attention: Auggie Marchetti,              Fax: (416) 367-2460
Vice-President
Telephone: (212) 632-8539
Fax: (212) 632-5809







ANNEX "A"

[TO BE ATTACHED]